				Exhibit 99.1
SPHERION CORPORATION 401(k) BENEFIT PLAN

Form 5500, Schedule H, Line 4(i)-
Schedule of Assets
(Held At End of Year)
December 31, 2008

IDENTITY OF PARTY	DESCRIPTION OF ASSET	COST**		CURRENT VALUE
American Beacon Large Cap Value	Mutual Fund	$		$296,227
American Funds Growth Fund of
America	Mutual Fund			1,392,232
Columbia Mid Cap Value	Mutual Fund			372,623
Davis New York Venture	Mutual Fund			606,062
Janus Adviser International Growth	Mutual Fund			723,261
JPMorgan Equity Index*	Mutual Fund			868,122
JPMorgan International Value*	Mutual Fund			787,807
JPMorgan SmartRetirement 2010*	Mutual Fund			6,035,517
JPMorgan SmartRetirement 2015*	Mutual Fund			8,089,008
JPMorgan SmartRetirement 2020*	Mutual Fund			8,494,456
JPMorgan SmartRetirement 2025*	Mutual Fund			11,761,382
JPMorgan SmartRetirement 2030*	Mutual Fund			12,113,895
JPMorgan SmartRetirement 2035*	Mutual Fund			13,620,119
JPMorgan SmartRetirement 2040*	Mutual Fund			6,111,368
JPMorgan SmartRetirement 2045*	Mutual Fund			2,004,356
JPMorgan SmartRetirement 2050*	Mutual Fund			492,796
JPMorgan SmartRetirement Income*	Mutual Fund			2,985,552
Loomis Sayles Bond	Mutual Fund			1,257,894
Loomis Sayles Inv Grade Bond	Mutual Fund			1,168,953
Pennsylvania Mutual Fund	Mutual Fund			885,978
T Rowe Price Mid Cap Growth	Mutual Fund			2,582,239
Total shares of registered investment
companies				82,649,847

JPMorgan Stable Asset Income Fund*	Common/Collective Fund			5,272,705

Spherion Corporation Stock*	Company Stock			455,433

Various participants*	Participant loans			1,505,205
	(interest rates from 4.25% to 10.25%)

Self-Directed Brokerage Account	Other			480,991

JPMorgan Money Market Fund*	Money Market Fund			602
Total Investments			$-	$90,364,783

Note: Collateral for participant loans is not applicable as loans represent use of participant’s own funds. Defaults are subject to applicable tax and penalties by the Internal Revenue Service. Participant loans are due at various maturity dates, and interest is set at the Prime interest rate plus 1% at the date of issuance.

*Party-in-interest

**Cost information is not required for participant-directed investments and therefore is not included.